EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3) and related Prospectus of XOMA Ltd. for the registration of 2,291,254 common shares and to the incorporation by reference therein of our report dated February 12, 1999 with respect to the 1998 consolidated financial statements of XOMA Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                 /S/ ERNST & YOUNG LLP



Palo Alto, California
June 21, 1999